UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2017

MERITAGE FUTURES FUND L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-53113	20-8529352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2017, Ceres Managed Futures LLC, the general partner of Meritage Futures Fund L.P. (the “Registrant”), Morgan Stanley Smith Barney TT II, LLC (the “Trading Company”) and Transtrend B.V., a Dutch limited liability company (“Transtrend”), entered into an amendment (the “Amendment”) to the amended and restated advisory agreement, effective as of November 1, 2015 (the “Agreement”), pursuant to which Transtrend trades a portion of the Trading Company’s (and, indirectly, the Registrant’s) assets in futures interests.

Pursuant to the Amendment, with effect from January 1, 2017, the monthly management fee payable to Transtrend by the Trading Company (and, indirectly, the Registrant) is 1/12th of 0.85% (a 0.85% annual rate) of the Assets (as defined in the Agreement) allocated to Transtrend as of the first day of each month. In all other respects the Agreement remains unchanged and of full force and effect.

The Amendment to the Agreement is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Amendment to the Amended and Restated Advisory Agreement, effective as of January 1, 2017, among Morgan Stanley Smith Barney TT II, LLC, Ceres Managed Futures LLC and Transtrend B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITAGE FUTURES FUND L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: February 27, 2017

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